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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                  June 1, 2001



                             CT COMMUNICATIONS, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         NORTH CAROLINA               0-19179          56-1837282

         (STATE OR OTHER            (COMMISSION      (IRS EMPLOYER
         JURISDICTION               FILE NUMBER)     IDENTIFICATION
         OF INCORPORATION)                           NUMBER)



CT COMMUNICATIONS, INC.
68 CABARRUS AVENUE, EAST
CONCORD, NORTH CAROLINA                               28025

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)


               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                 (704) 722-2500

================================================================================


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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5. OTHER EVENTS

         CT Communications, Inc. (the "Company") announced on June 6, 2001 that on June 1, 2001, the Company had partitioned an area of the Cingular Wireless digital network in North Carolina including the acquisition of 47 cell sites, approximately 14,000 subscribers, and a license for spectrum for a total estimated cost between $24 and $25 million.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

99.1 Press Release, dated June 6, 2001, announcing that on June 1, 2001, CT Communications, Inc. partitioned an area of the Cingular Wireless digital network in North Carolina including the acquisition of 47 cell sites, approximately 14,000 subscribers, and a license for spectrum for a total estimated cost between $24 and $25 million.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             CT COMMUNICATIONS, INC.


Date:  June 7, 2001                          By:  /s/ Amy M. Justis
       ------------                               ------------------------------
                                                  Amy M. Justis
                                                  Vice President - Finance



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                                  EXHIBIT INDEX




EXHIBIT
NUMBER            EXHIBIT
-------           -------

99.1 Press Release, dated June 6, 2001, announcing that on June 1, 2001, CT Communications, Inc. partitioned an area of the Cingular Wireless digital network in North Carolina including the acquisition of 47 cell sites, approximately 14,000 subscribers, and a license for spectrum for a total estimated cost between $24 and $25 million.